                                                                    Exhibit 99.1

TWEETER HOME ENTERTAINMENT GROUP REPORTS RESULTS FOR ITS FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2003



CANTON, MA, November 25, 2003 -- Tweeter Home Entertainment Group, Inc. (Nasdaq:
TWTR) announced its earnings results for the fourth fiscal quarter and fiscal year ended September 30, 2003.

For the quarter ended September 30, 2003, total revenue increased to $185 million from $183 million in the same period last year. Comparable store sales decreased 6.8%. Net loss for the quarter was $10.3 million, compared to net income of $516,000, excluding the impairment charge of $195 million and its related tax benefit of $13 million for the same period last year. Loss per share was $0.43, compared to earnings per share of $0.02, excluding the impairment charge and its related tax benefit for the same period last year ($7.71 loss per share inclusive of the impairment charge).

Our income statement contains a reclassification entry between selling expenses and cost of sales, as a result of EITF 02-16, "Accounting by a Customer for Certain Considerations Received from a Vendor". We reclassified $5.4 million for the quarter ended September 2003 and $11.1 million for the year ended September 2003 of co-operative advertising credits and allowances from vendors, increasing selling expenses and decreasing cost of sales. There is not a corresponding entry for the comparative periods, so readers must bear this in mind as they compare both the cost of sales and selling expense line items between periods.

For the quarter, loss from operations was $16.1 million, compared to income from operations of $1.6 million, excluding the impairment charge in the same period last year. As a percentage of revenue, the operating loss was (8.7)% compared to operating income, excluding the impairment charge, of 0.9% in the same period last year. This was primarily due to a 580 basis point decrease in gross margin, a 230 basis point increase in selling expenses and a 160 basis point increase in corporate expenses.

The large decline in gross margin is attributable to an aggressive campaign in August and September 2003 to reduce open box and discontinued inventory. It cost the company about $8.0 million in gross profit reductions to achieve its goal of lowering discontinued inventory to approximately 10% of total inventory by fiscal year end.

The $3.2 million increase in corporate expenses is attributable to professional fees, compensation and write off of property, plant and equipment.

For the year ended September 30, 2003 total revenue decreased 1.1% to $787 million from $796 million the prior year and the Company posted its first operating loss since 1993, excluding the impairment charge in 2002. Comparable store sales decreased 9.9%, excluding the Hillcrest stores acquired in March 2002. The net loss for the year was $11.7 million, compared to net income of $16.7 million, excluding the impairment charge and its related tax benefit in the prior year. Loss per share was $0.49, compared to earnings per share of $0.69, excluding the impairment charge and its related tax benefit for the same period last year ($7.07 loss per share inclusive of the impairment charge).

Jeffrey Stone, President and CEO, said, "Fiscal 2003 was a difficult year for Tweeter as it was for many retailers in our space and in retailing at large. We put tremendous effort into creating uniformity in operating processes, methods and systems this past year - something that was needed as a result of acquiring 11 businesses since 1996. We are also working tirelessly on supply chain initiatives and a few other areas to further positively impact our operations."

Joe McGuire, Chief Financial Officer, said, "We are very pleased with the progress being made on our supply chain and inventory management initiatives. Net inventory finished the year at $118 million, compared to the year earlier inventory ending level of $143 million. We expect to continue to take days out of our inventory specifically, and continue to improve our cash conversion cycle generally. It is one of the primary management goals for fiscal 2004."

McGuire continued, "Quarter to date through November 21st, comparable store sales are down 4.6%. Our expectation is for comparable store sales to be between down 3% and up 1%, as our stores are up against a negative 16.7% comp for the month of December. As a result, we are anticipating quarterly revenues in the range of $251 to $259 million, with earnings per share ranging from $0.21 to $0.27. Given the difficulty in forecasting our sales this past year, we feel there is a high degree of uncertainty in forecasting our revenue for the Holiday season.

We opened 12 new stores and closed 5 stores during the fiscal year, taking our total store count to 174. We plan to open 3 new stores during fiscal 2004 and remodel 4 others. This is a far more limited growth plan than we have followed in many years, but we believe it is the correct path given our current operating results and our internal focus of creating an incredibly efficient operation."

Stone added, "As we continue to evolve our organization, adding new executive talent, with skill sets learned in multi-billion dollar, multi-hundred store operations, will be critical to our success. We are currently engaged in an executive search for a SVP Retail Operations, a Chief Marketing Officer and a VP Supply Chain to augment our existing team. We hope to have these new team members in place in early 2004."

Stone concluded, "Although it was a disappointing year from a sales and profit perspective, I am very proud of the effort that the entire Tweeter team put forth in 2003 in changing our organization. Tweeter is a smarter and better organization than it was twelve months ago and we will continue with this "change pace" in 2004. We are optimistic that many of the initiatives that were worked on in 2003 will bear fruit in 2004."

Tweeter Home Entertainment Group, Inc. (Nasdaq: TWTR) was founded in 1972 by current Chairman Sandy Bloomberg. Based in Canton, Massachusetts, the Company is a national specialty consumer electronics retailer providing audio and video solutions for the home and car. Tweeter has the expertise to explain it all, deliver it all, and install it all so that its customers can "Just Sit Back and Enjoy".

The Company's fiscal 2003 revenues were $787 million. Tweeter was named "Consumer Electronics Retailer of the Year" four out of the past seven years by Audio-Video International. Tweeter Home Entertainment Group, Inc. now operates 174 stores under the Tweeter, HiFi Buys, Sound Advice, Bang & Olufsen, Electronic Interiors, Showcase Home Entertainment and Hillcrest High Fidelity names in the New England, Texas, Southern California, Mid-Atlantic, Chicago, Southeast, Florida and Phoenix markets. The Company employs more than 3,600 associates.

Further information on the Tweeter Home Entertainment Group can be found on the company's web sites at www.twtr.com and www.tweeter.com.

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                           SEPTEMBER 30,                        SEPTEMBER 30,
                                                   -----------------------------       ------------------------------
                                                    (UNAUDITED)      (UNAUDITED)
                                                        2003              2002              2003              2002
                                                        ----              ----              ----              ----
Total revenue ................................     $    184,901      $    183,010      $    786,994      $    796,072
Cost of sales ................................          129,827           117,918           516,874           509,258
                                                   ------------      ------------      ------------      ------------
     Gross profit ............................           55,074            65,092           270,120           286,814
Selling expenses .............................           56,883            52,237           239,263           213,663
Corporate, general and administrative expenses           14,116            10,909            46,915            41,436
Amortization of intangibles ..................              170               389               680             1,573
Impairment charge ............................               --           194,902                --           194,902
                                                   ------------      ------------      ------------      ------------
Loss from operations .........................          (16,095)         (193,345)          (16,738)         (164,760)
Income (loss) from equity investments ........              650               (97)              650               (26)
Interest income ..............................              102                14               112                27
Interest expense .............................           (1,169)             (615)           (2,834)           (2,283)
                                                   ------------      ------------      ------------      ------------
Loss before income taxes .....................          (16,512)         (194,043)          (18,810)         (167,042)
Income tax benefit ...........................           (6,231)          (12,716)           (7,148)           (1,913)
                                                   ------------      ------------      ------------      ------------
Net loss .....................................     $    (10,281)     $   (181,327)     $    (11,662)     $   (165,129)
                                                   ============      ============      ============      ============
Basic loss per share .........................     $      (0.43)     $      (7.71)     $      (0.49)     $      (7.07)
                                                   ============      ============      ============      ============
Diluted loss per share .......................     $      (0.43)     $      (7.71)     $      (0.49)     $      (7.07)
                                                   ============      ============      ============      ============
Weighted average shares outstanding
   Basic .....................................       23,843,736        23,529,797        23,689,724        23,341,892
                                                   ============      ============      ============      ============
   Diluted ...................................       23,843,736        23,529,797        23,689,724        23,341,892
                                                   ============      ============      ============      ============

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                      AS OF SEPTEMBER 30, 2003 AND 2002

                                                (IN THOUSANDS)

                                                                                        SEPTEMBER 30,     SEPTEMBER 30,
                                                                                            2003              2002
                                                                                        ------------      -------------
ASSETS
CURRENT ASSETS:
                Cash and cash equivalents ......................................          $  1,850          $  2,283
                Accounts receivable, net .......................................            18,264            23,116
                Inventory ......................................................           117,569           143,234
                Other current assets ...........................................            32,869            21,028
                                                                                          --------          --------
                     Total current assets ......................................           170,552           189,661
PROPERTY AND EQUIPMENT, NET ....................................................           126,221           134,311
LONG-TERM INVESTMENTS ..........................................................             2,113             1,103
OTHER ASSETS, NET ..............................................................             7,623             8,196
INTANGIBLES, NET ...............................................................             1,927             2,607
                                                                                          --------          --------
                     TOTAL .....................................................          $308,436          $335,878
                                                                                          ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
                Current portion of long-term debt ..............................          $  7,365          $  4,809
                Accounts payable, accrued expenses and other current liabilities            76,613            95,561'
                                                                                          --------          --------
                     Total current liabilities .................................            83,978           100,370
                                                                                          --------          --------
LONG-TERM DEBT .................................................................            48,267            50,074
OTHER LONG-TERM LIABILITIES ....................................................            11,155            10,823
                                                                                          --------          --------
                     Total liabilities .........................................           143,400           161,267
                                                                                          --------          --------
STOCKHOLDERS' EQUITY ...........................................................           165,036           174,611
                                                                                          --------          --------
                     TOTAL .....................................................          $308,436          $335,878
                                                                                          ========          ========

             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                 (IN THOUSANDS)

                                                                                                 TWELVE MONTHS ENDED
                                                                                                     SEPTEMBER 30,
                                                                                   -----------------------------------------------
                                                                                      2003               2002              2001
                                                                                      ----               ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ..........................................................     $ (11,662)         $(165,129)        $  16,895
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization ..........................................        21,792             18,063            11,376
      Effect from impairment of intangibles ..................................            --            194,902                --
      Other non cash items ...................................................         3,063             (3,301)            8,481
      Changes in operating assets and liabilities, net of effects from acquisition of businesses:
          Decrease (increase) in assets ......................................        15,833            (12,253)          (20,838)
          (Decrease) increase  in liabilities ................................       (18,719)            (4,559)           18,642
                                                                                   ---------          ---------         ---------
               Net cash provided by operating activities .....................        10,307             27,723            34,556
                                                                                   ---------          ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net activity from purchase and sale of property and equipment ..............       (11,578)           (40,748)          (47,573)
  (Purchase) sale of investments .............................................          (750)                89            (2,829)
  Cash paid for acquisitions .................................................            --             (4,813)          (24,767)
  Distributions from investments .............................................            25              3,232               600
                                                                                   ---------          ---------         ---------
               Net cash used in investing activities .........................       (12,303)           (42,240)          (74,569)
                                                                                   ---------          ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds of debt .......................................................           749             10,177             7,507
  Equity transactions ........................................................           814              3,345             1,491
                                                                                   ---------          ---------         ---------
               Net cash provided by financing activities .....................         1,563             13,522             8,998
                                                                                   ---------          ---------         ---------
DECREASE IN CASH AND CASH EQUIVALENTS ........................................          (433)              (995)          (31,015)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...............................         2,283              3,278            34,293
                                                                                   ---------          ---------         ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD .....................................     $   1,850          $   2,283         $   3,278
                                                                                   =========          =========         =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the period for:
    Interest .................................................................     $   2,624          $   2,396         $     233
                                                                                   =========          =========         =========
    Taxes ....................................................................     $     (40)         $  10,151         $  10,836
                                                                                   =========          =========         =========
  Noncash investing activities:
     Issuance of common stock and assumption of options for acquisitions .....     $      --           $   1,000         $ 136,860
                                                                                   =========           =========         =========
     Capital leases ..........................................................     $      --           $      --         $     741
                                                                                   =========           =========         =========


                                     # # # #


For further information, contact Anne-Marie Kline at 781 830 3478, fax 781 830 3223 or email at amkline@twtr.com.

                                   # # # # # #


Certain statements contained in this press release, including, without limitation, statements containing the words "expects," "anticipates," "believes," "plans," and words of similar import, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements and projections are subject to various risks and uncertainties, including risks related to improving our cash conversion cycle and improvements in reducing our days on hand inventory, risks related to planned comparable store sales, total revenues and earnings per share estimates for the December 2003 quarter, risks associated with new/remodel store openings, risks associated with adding new executive talent to our organization, risks associated with management of growth, the risks of economic downturns generally, and in Tweeter's industry specifically, the risks associated with competitive pricing pressure and seasonal fluctuations, the risks associated with the potential failure by Tweeter to anticipate and react to changes in consumer demand and preferences, Tweeter's dependence on key personnel, the risks associated with obtaining financing for our business model, and those risks referred to in Tweeter's Annual Report on Form 10-K filed on December 17, 2002 (copies of which may be accessed through the SEC's web site at http://www.sec.gov), that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and financial projections.